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                                                                     Exhibit 5.1










                                November 14, 2003


Board of Directors
Advanced Energy Industries, Inc.
1625 Sharp Point Drive
Fort Collins, CO 80525

Ladies and Gentlemen:

         We are acting as counsel to Advanced Energy Industries, Inc., a Delaware corporation (the "Company"), in connection with the Company's registration statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission relating to the proposed public offering of the following securities with an aggregate initial public offering price of up to $250,000,000: (i) one or more series of senior or subordinated debt securities (the "Debt Securities") and (ii) shares of the Company's common stock, par value $.001 per share (the "Common Stock"), including any shares of Common Stock that may be issued upon conversion of or in exchange for Debt Securities, all of which may be offered and sold from time to time as set forth in the prospectus which forms a part of the Registration Statement (the "Prospectus"), and as to be set forth in one or more supplements to the Prospectus (each, a "Prospectus Supplement"). The Debt Securities and the Common Stock are herein referred to as "Securities." This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

         For purposes of this opinion letter, we have examined copies of the following documents:

         1.  An executed copy of the Registration Statement.

         2. The Restated Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of Delaware on November 12, 2003 and by the Assistant Secretary of the Company on the date hereof as then being complete, accurate and in effect (the "Certificate of Incorporation").


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         3.  The Bylaws of the Company, as certified by the Assistant Secretary of the Company on the date hereof as then being complete, accurate and in effect (the "Bylaws").

         4. Resolutions of the Board of Directors of the Company adopted by unanimous written consent on November 14, 2003, as certified by the Assistant Secretary of the Company on the date hereof as then being complete, accurate and in effect, relating to the filing by the Company of the Registration Statement and related matters.

         In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

         For purposes of this opinion letter, we have assumed that

         (i) the issuance, sale, amount, and terms of the Securities to be offered from time to time will be duly authorized and established by proper action of the Board of Directors of the Company, consistent with the procedures and terms described in the Registration Statement (each, a "Board Action") and in accordance with the Certificate of Incorporation, the Bylaws and applicable Delaware law, in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on the Company or otherwise impair the legal or binding nature of the obligations represented by the applicable Securities;

         (ii) the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, and no stop order suspending its effectiveness will have been issued and remain in effect;

         (iii) the Debt Securities will be issued pursuant to one or more indentures between the Company and a financial institution identified therein as trustee, in a form that will have been approved by the Board of Directors of the Company, for which the governing law shall be the laws of the State of New York (each, an "Indenture");


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         (iv)  any Indenture under which any Debt Securities are issued will be qualified under the Trust Indenture Act of 1939, as amended;

         (v) the Securities will be delivered against payment of valid consideration therefor and in accordance with the terms of the applicable Board Action authorizing such sale and any applicable underwriting agreement or purchase agreement and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement; and

         (vi)  the Company will remain a Delaware corporation.

         This opinion letter is based as to matters of law solely on applicable provisions of the following, as currently in effect: (i) the Delaware General Corporation Law, as amended, and (ii) as to the opinion given in paragraph (a), the laws of the State of New York. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the term "Delaware General Corporation Law, as amended" includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

         Based upon, subject to and limited by the foregoing, we are of the opinion that:

         (a) Following (i) due execution and delivery of an applicable Indenture by the Company and the Trustee named therein, (ii) final action of the Board of Directors duly authorizing the issuance of any series of Debt Securities, the terms of which have been duly established in accordance with the provisions of the Indenture, (iii) due authentication by the Trustee, and (iv) due execution and delivery of such Debt Securities on behalf of the Company against payment therefor in accordance with the terms of such Board Action, any applicable underwriting agreement or purchase agreement, the Indenture and any applicable supplemental indenture, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

         (b) Following (i) final action of the Board of Directors of the Company authorizing an issuance of Common Stock (including any shares of Common Stock issuable upon conversion of or exchange for any Debt Securities) and (ii) issuance and delivery of certificates for Common Stock against payment therefor in



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accordance with the terms of the applicable Board Action and any applicable underwriting agreement or purchase agreement, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, or upon conversion or exchange of Debt Securities that, by their terms, are convertible into or exchangeable for Common Stock, the Common Stock will be validly issued, fully paid, and nonassessable;

         To the extent that the obligations of the Company under any Indenture may be dependent upon such matters, we assume for purposes of this opinion that the Trustee will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee will be duly qualified to engage in the activities contemplated by the Indenture; that the Indenture will have been duly authorized, executed and delivered by the Trustee and will constitute the valid and binding obligation of the Trustee enforceable against the Trustee in accordance with its terms; that the Trustee will be in compliance, with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee will have the requisite organizational and legal power and authority to perform its obligations under the Indenture.

         In addition to the qualifications, exceptions and limitations elsewhere set forth in this opinion letter, our opinions expressed above are also subject to the effect of: (i) bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors' rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers); (ii) the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the applicable agreements are considered in a proceeding in equity or at law).

         This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.

         We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933.


                                                  Very truly yours,

                                                  /s/ Hogan & Hartson L.L.P.

                                                  HOGAN & HARTSON L.L.P.